 Exhibit 99.1

Speed Commerce Reports Fiscal Third Quarter 2014 Results

- Strong Growth in E-Commerce and CE&A Sales Help Drive 86% Increase in Adjusted EBITDA to $10 Million -

DALLAS, TX – February 4, 2014 – Speed Commerce, Inc. (NASDAQ: SPDC), a vertically integrated, multi-channel platform of e-commerce services and distribution solutions, reported financial results for its fiscal third quarter and nine months ended December 31, 2013.

Fiscal Q3 2014 Highlights vs. Same Year-Ago Quarter

●	Net sales in the e-commerce and fulfillment services segment increased 52% to $32.6 million
●	Net sales from the distribution of consumer electronics and accessories (CE&A) increased 32% to $62.6 million
●	Adjusted gross margin increased 190 basis points to 11.4%
●	Adjusted EBITDA increased 86% to $10.0 million

First Nine Months of Fiscal 2014 vs. Same Year-Ago Period

●	Net sales in the e-commerce and fulfillment services segment increased 150% to $83.2 million
●	Net sales from the distribution of CE&A increased 33% to $111.4 million
●	Adjusted gross margin increased 100 basis points to 11.4%
●	Adjusted EBITDA increased 107% to $16.9 million

Fiscal Q3 2014 Financial Results

Net sales in the e-commerce and fulfillment services segment increased 52% in the fiscal third quarter to $32.6 million from $21.4 million in the year-ago quarter. This increase resulted from the addition of new e-commerce clients, strong growth in year-over-year sales from ongoing clients, as well as a full quarter’s net sales from the business unit formerly known as SpeedFC.

Net sales from the distribution of CE&A increased 32% to $62.6 million, while net sales from software declined 19% to $86.7 million. This resulted in total net sales in the distribution segment from ongoing business during the fiscal third quarter, which excludes sales of home video and video game products, decreasing 4% to $149.3 million from $155.0 million in the year-ago quarter.

Consolidated net sales in the fiscal third quarter of 2014 increased 2% to $182.5 million from $178.3 million in the year-ago quarter.

Adjusted gross margin (a non-GAAP measure) in the fiscal third quarter increased 190 basis points to 11.4% compared to 9.5% in the year-ago quarter (see “Use of Non-GAAP Financial Information” below for further discussion). This increase was primarily due to the increase in net sales from the higher margin e-commerce and fulfillment services segment.

Total adjusted operating expenses (a non-GAAP measure) in the fiscal third quarter increased slightly to $13.3 million from $13.0 million in the year-ago quarter. As a percentage of net sales, adjusted operating expenses remained flat at 7.3% when compared to the year-ago quarter.

Net loss in the fiscal third quarter was $1.0 million, or $(0.02) per diluted share, compared to net income of $10,000, or $0.00 per diluted share, in the year-ago quarter.

Adjusted EBITDA (a non-GAAP measure) in the fiscal third quarter increased 86% to $10.0 million compared to $5.4 million in the year-ago quarter.

First Nine Months of Fiscal 2014 Financial Results

Net sales in the e-commerce and fulfillment services segment increased significantly in the first nine months of 2014 to $83.2 million from $33.2 million in the same period a year ago.

Net sales from the distribution of CE&A increased 33% to $111.4 million and net sales from software declined 19% to $203.4 million compared to the same period last year. Total net sales in the distribution segment from ongoing business during the first nine months of 2014, which excludes sales of home video and video game products, decreased 6% to $314.8 million from $333.7 million in the same period a year ago.

Consolidated net sales in the first nine months of 2014 increased 7% to $399.3 million from $373.7 million in the same period a year ago.

Adjusted gross margin (a non-GAAP measure) in the first nine months of 2014 increased 100 basis points to 11.4% compared to 10.4% in the same period a year ago.

Total adjusted operating expenses (a non-GAAP measure) in the first nine months of 2014 increased slightly to $35.4 million from $34.3 million in the same period last year. As a percentage of net sales, adjusted operating expenses declined 30 basis points to 8.9% from 9.2% in the same period a year ago.

Net loss in the first nine months of 2014 was $7.6 million, or $(0.13) per diluted share, compared to a net loss of $73,000, or $(0.00) per diluted share, in the same period last year.

Adjusted EBITDA (a non-GAAP measure) in the first nine months of 2014 increased 107% to $16.9 million compared to $8.2 million in the same period a year ago.

Management Commentary

“In our third fiscal quarter, e-commerce and CE&A continued to deliver exceptional sales growth, with e-commerce increasing 52% for the quarter and 150% year-to-date, and CE&A increasing over 32% for both the quarter and year-to-date,” said Richard Willis, president and CEO of Speed Commerce. “While software sales were down 19% in the quarter, we continue to manage that business on a variable cost basis, so the decline only had a minimal impact on EBITDA. We were also able improve adjusted gross margin 190 basis points while keeping our operating expenses on target. Together, these factors helped drive adjusted EBITDA of $10 million for the quarter, up 86% from last year, and year-to-date adjusted EBITDA was more than double last year at $16.9 million.”

“Over the past three months,” continued Willis, “our e-commerce business has entered into contracts to implement five new websites, with blue-chip clients that include Lowes, Huawei and one of the world’s largest retailers. Between May and August, we plan to on-board seven new e-commerce clients, which is more than double our previous record for concurrent client implementations. We continue to invest in our e-commerce sales and marketing group, and I am pleased to announce the addition of Todd Cameron, our new VP of Sales and Marketing, who is now leading our growing sales and marketing team. In our CE&A distribution business, we have continued our expansion into the mobile channel by shipping product in the quarter to AT&T retail locations and will begin delivering product to T-Mobile stores this month.

“As we complete fiscal 2014, we will continue to focus on the acquisition of new e-commerce clients and our organic growth initiatives, while working diligently to streamline costs in our distribution segment. We also remain committed to our acquisition strategy and are enthusiastic about our growing pipeline of opportunities. In fiscal 2014 and beyond, we look forward to realizing the benefits of scale, integration and operating leverage in our business.”

Fiscal 2014 Outlook

Speed Commerce’s adjusted EBITDA guidance for fiscal 2014 remains on track and is expected to range between $19 and $21 million, an approximate increase of 69% to 87% from fiscal 2013. To reflect the decline in software sales, the company is lowering its revenue guidance, with sales now expected to range between $490 million to $515 million, an approximate increase of 1% to 6% from fiscal 2013.

Conference Call

Speed Commerce will host a conference call tomorrow, February 5, 2014 at 11:00 a.m. Eastern time to discuss its fiscal third quarter 2014 results. President and CEO Richard Willis and CFO Terry Tuttle will host the call, followed by a question and answer period.

Date: Wednesday, February 5, 2014

Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)

Dial-in number: 1-877-941-4774

International dial-in number: 1-480-629-9760

Conference ID: 4663760

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=107553 and via the investor relations section of Speed Commerce’s website at www.speedcommerce.com.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through February 19, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4663760

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) provides a vertically integrated, multi-channel platform of e-commerce services and distribution solutions to retailers and manufacturers. The Company uniquely offers retail distribution programs, web site development and hosting, customer care, e-commerce fulfillment, and third party logistics services. For additional information, please visit the Company's website at www.speedcommerce.com.

Use of Non-GAAP Information

In evaluating the company’s financial performance and operating trends, management considers information concerning the company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company’s website at www.speedcommerce.com.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company’s customers and vendors; the company’s revenues being derived from a small group of customers; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to adapt to the changing demands of its customers or vendors; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive retail distribution and e-commerce services industries. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

SPEED COMMERCE, INC.

Consolidated Condensed Balance Sheets

(In thousands)

	(Unaudited)	(Unaudited)
	December 31,	December 31,	March 31,
	2013	2012	2013
Assets:
Current assets:
Cash	$53	$62	$91
Accounts receivable, net	151,094	123,251	83,496
Inventories	54,761	39,018	34,197
Deferred tax assets — current, net	-	1,441	-
Other	3,742	2,621	3,262
Total current assets	209,650	166,393	121,046
Property and equipment, net	18,450	11,441	14,085
Goodwill and intangible assets, net	53,527	55,777	54,213
Deferred tax assets — non-current, net	-	9,028	-
Other assets	9,055	7,385	6,947
Total assets	$290,682	$250,024	$196,291
Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$167,102	$141,423	$103,953
Checks written in excess of cash balances	8,252	11,363	3,478
Revolving line of credit	30,891	17,432	23,884
Other	9,506	13,502	7,204
Total current liabilities	215,751	183,720	138,519
Long-term liabilities:
Other liabilities	5,122	4,473	4,089
Total liabilities	220,873	188,193	142,608
Shareholders’ equity	69,809	61,831	53,683
Total liabilities and shareholders’ equity	$290,682	$250,024	$196,291

SPEED COMMERCE, INC.

Consolidated Statements of Operations and Comprehensive (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2013	2012	2013	2012
Net sales
Distribution	$149,935	$156,856	$316,099	$340,476
E-commerce and fulfillment services	32,576	21,428	83,154	33,212
Total net sales	182,511	178,284	399,253	373,688
Cost of sales
Distribution	136,429	143,045	289,057	306,280
E-commerce and fulfillment services	30,256	18,238	71,747	28,384
Total cost of sales	166,685	161,283	360,804	334,664
Gross profit
Distribution	13,506	13,811	27,042	34,196
E-commerce and fulfillment services	2,320	3,190	11,407	4,828
Total gross profit	15,826	17,001	38,449	39,024
Operating expenses:
Selling and marketing	4,805	5,312	12,494	13,805
Distribution and warehousing	4,661	2,394	10,437	5,907
General and administrative	3,773	4,544	13,840	10,653
Information technology	1,725	1,533	5,067	3,661
Depreciation and amortization	739	760	2,240	2,248
Total operating expenses	15,703	14,543	44,078	36,274
Loss from operations	123	2,458	(5,629)	2,750
Other income (expense):
Interest income (expense), net	(432)	(325)	(1,234)	(586)
Other income (expense), net	(714)	(503)	(668)	(602)
Loss from operations, before income tax	(1,023)	1,630	(7,531)	1,562
Income tax benefit (expense)	(41)	(1,620)	(106)	(1,635)
Net income (loss)	$(1,064)	$10	$(7,637)	$(73)

Basic net loss per common share	$(0.02)	$0.00	$(0.13)	$(0.00)

Diluted net loss per common share	$(0.02)	$0.00	$(0.13)	$(0.00)

Weighted average shares outstanding:
Basic	64,928	44,883	59,332	39,749
Diluted	64,928	45,026	59,332	39,749

Other comprehensive income (loss):
Net unrealized gain on foreign exchange rate translation, net of tax	157	76	192	159
Comprehensive income (loss)	$(907)	$86	$(7,445)	$86

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Business Segment Information and Net Sales by Geographic Region and Sales Channel

	Three Months Ended December 31,
	2013	%	2012	%
Net sales:
Distribution
Software	$86,696	47.5%	$107,638	60.4%
Consumer electronics and accessories	62,631	34.3%	47,363	26.6%
Video games	608	0.3%	1,855	1.0%
	149,935	82.2%	156,856	88.0%
E-commerce and fulfillment services	32,576	17.8%	21,428	12.0%
Net sales as reported	$182,511		$178,284

Operating income (loss)
Distribution	$438		$499
E-commerce and fulfillment services	(315)		1,959
Consolidated operating income (loss)	$123		$2,458

Net Sales by Geographic Region
United States	$152,730		$144,666
Canada	29,781		33,618
Net Sales as reported	$182,511		$178,284

Net Sales by Sales Channel
Retail	$126,052		$129,943
E-commerce	56,459		48,341
Net Sales as reported	$182,511		$178,284

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Business Segment Information and Net Sales by Geographic Region and Sales Channel

	Nine Months Ended December 31,
	2013	%	2012	%
Net sales:
Distribution
Software	$203,402	50.9%	$249,838	66.9%
Consumer electronics and accessories	111,432	27.9%	83,863	22.4%
Video games	1,265	0.3%	6,775	1.8%
	316,099	79.2%	340,476	91.1%
E-commerce and fulfillment services	83,154	20.8%	33,212	8.9%
Net sales as reported	$399,253		$373,688

Operating income (loss)
Distribution	$(9,273)		$21
E-commerce and fulfillment services	3,644		2,729
Consolidated operating income (loss)	$(5,629)		$2,750

Net Sales by Geographic Region
United States	$338,606		$311,268
Canada	60,647		62,420
Net Sales as reported	$399,253		$373,688

Net Sales by Sales Channel
Retail	$271,232		$289,665
E-commerce	128,021		84,023
Net Sales as reported	$399,253		$373,688

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Three Months Ended December 31,

	GAAP Information				Adjusted Pro Forma Information
	Three Months Ended December 31,				Three Months Ended December 31,
	2013	% of sales	2012	% of sales	2013	% of sales	2012	% of sales
Net sales	$182,511		$178,284		$182,511		$178,284
Gross profit (1)	15,826	8.7%	17,001	9.5%	20,829	11.4%	17,001	9.5%
Operating expenses (2)	15,703	8.6%	14,543	8.2%	13,270	7.3%	13,017	7.3%
Income (loss) from operations	123		2,458		7,559		3,984
Other (expense), net	(1,146)		(828)		(1,146)		(828)
Income (loss) before income tax	$(1,023)		$1,630		$6,413		$3,156

	Three Months Ended December 31,
	2013		2012

(1) Pro forma adjustments to gross profit consist of the following:

Transaction and transition costs	$5,003		$-

Total adjustments	$5,003		$-

(2) Pro forma adjustments to operating expenses consist of the following:

Transaction and transition costs	$2,433		$1,526

Total adjustments	$2,433		$1,526

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Nine Months Ended December 31,

	GAAP Information				Adjusted Pro Forma Information
	Nine Months Ended December 31,				Nine Months Ended December 31,
	2013	% of sales	2012	% of sales	2013	% of sales	2012	% of sales
Net sales	$399,253		$373,688		$399,253		$373,688
Gross profit (1)	38,449	9.6%	39,024	10.4%	45,338	11.4%	39,024	10.4%
Operating expenses (2)	44,078	11.0%	36,274	9.7%	35,480	8.9%	34,348	9.2%
Income (loss) from operations	(5,629)		2,750		9,858		4,676
Other (expense), net	(1,902)		(1,188)		(1,902)		(1,188)
Income (loss) before income tax	$(7,531)		$1,562		$7,956		$3,488

	Nine Months Ended December 31,
	2013		2012

(1) Pro forma adjustments to gross profit consist of the following:

Transaction and transition costs	$6,889		$-

Total adjustments	$6,889		$-

(2) Pro forma adjustments to operating expenses consist of the following:

Transaction and transition costs	$8,598		$1,926

Total adjustments	$8,598		$1,926

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months
	December 31,
	2013	2012
Net loss, as reported	$(1,064)	$10
Interest expense, net	432	325
Income tax expense (benefit)	41	1,620
Depreciation and amortization	2,101	1,257
Foreign translation loss (gain)	714	388
Share-based compensation	345	245
Transaction and transition costs	7,436	1,526
Adjusted EBITDA	$10,005	$5,371

	Nine Months
	December 31,
	2013	2012
Net loss, as reported	$(7,637)	$(73)
Interest expense, net	1,234	586
Income tax expense (benefit)	106	1,635
Depreciation and amortization	6,132	2,884
Foreign translation loss (gain)	676	493
Share-based compensation	859	705
Transaction and transition costs	15,487	1,926
Adjusted EBITDA	$16,857	$8,156

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

SPDC@liolios.com